                                                                 EXHIBIT 4.7



                              HEDSTROM CORPORATION
              $110,000,000 10% SENIOR SUBORDINATED NOTES DUE 2007

                            HEDSTROM HOLDINGS, INC.
                     $44,612,000 REPRESENTING 44,612 UNITS
                                 CONSISTING OF
                       12% SENIOR DISCOUNT NOTES DUE 2009
                                      AND
                        2,705,896 SHARES OF COMMON STOCK

                               PURCHASE AGREEMENT


                                                                   June 9, 1997


CREDIT SUISSE FIRST BOSTON CORPORATION
SOCIETE GENERALE SECURITIES CORPORATION
UBS SECURITIES LLC
  c/o Credit Suisse First Boston Corporation
  Eleven Madison Avenue
  New York, N.Y. 10010


Dear Sirs:

         1. Introductory. Hedstrom Corporation, a Delaware corporation ("Hedstrom"), and Hedstrom Holdings, Inc., a Delaware corporation ("Holdings" and, together with Hedstrom, the "Issuers"), propose, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (the "Purchasers") $110,000,000 in aggregate principal amount of Hedstrom's 10% Senior Subordinated Notes Due 2007 (the "Senior Subordinated Notes") and 44,612 Units (the "Units"), each Unit consisting of one of Holdings' 12% Senior Discount Notes Due 2009 (a "Discount Note") with a principal amount at maturity of $1,000 and 60.654 shares (collectively, the "Shares") of common stock, par value $.01 per share, of Holdings ("Holdings Voting Common Stock"). The Senior Subordinated Notes and the Discount Notes are collectively referred to herein as the "Offered Notes," and the Offered Notes, the Units and the Shares are collectively referred to herein as the "Offered Securities." The Senior Subordinated Notes will be unconditionally guaranteed on a senior basis (the "Holdings Guaranty") by Holdings and on a senior subordinated basis (the "Subsidiary Guaranties" and, together with the Holdings Guaranty, the "Guaranties") by each domestic subsidiary of Hedstrom (the "Subsidiary Guarantors," and, together with Holdings, the "Guarantors"). The Senior Subordinated Notes are to be issued under an

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indenture dated as of June 1, 1997 (the "Senior Subordinated Notes Indenture"),
among Hedstrom, the Guarantors and IBJ Schroder Bank & Trust Company, as trustee (the "Senior Subordinated Notes Trustee"). The Discount Notes are to be issued under an indenture dated as of June 1, 1997 (the "Discount Notes Indenture" and, together with the Senior Subordinated Notes Indenture, the "Indentures"), between Holdings and United States Trust Company of New York, as trustee (the "Discount Notes Trustee" and, together with the Senior
Subordinated Notes Trustee, the "Trustees"). The United States Securities Act of 1933, as amended, is herein referred to as the "Securities Act."

         Holders of the Notes will be entitled to the benefit of a Registration Rights Agreement (the "Notes Registration Rights Agreement") dated the date hereof, among the Issuers and the Purchasers. Holders of Shares will be entitled to the benefits of a Common Stock Registration Rights Agreement (the "Common Stock Registration Rights Agreement" and, together with the Notes Registration Rights Agreement, the "Registration Rights Agreements") dated the date hereof among Holdings and the Initial Purchasers.

         This Agreement, the Indentures and the Registration Rights Agreements are referred to herein collectively as the "Operative Documents."

         The Offered Securities are being issued and sold in connection with the consummation of the transactions contemplated by the Agreement and Plan of Merger (the "Merger Agreement") dated as of April 10, 1997, among Hedstrom, HC Acquisition Corp., a wholly owned subsidiary of Hedstrom ("Acquisition Co.") and ERO, Inc. ("ERO"), pursuant to which Hedstrom has agreed, subject to certain conditions, to acquire ERO (the "Acquisition").

         As used in this Agreement, references to (i) the term "Company" mean Hedstrom Holdings, Inc. and Hedstrom Corporation, including their subsidiaries after giving effect to the Acquisition; (ii) the term "Issuers" mean Hedstrom Holdings, Inc. and Hedstrom Corporation, each on a stand-alone basis and excluding any of their respective subsidiaries; (iii) the term "ERO" mean ERO, Inc., on a stand-alone basis excluding any subsidiaries; and (iv) the term "Subsidiaries" mean all subsidiaries of the Issuers after giving effect to the Acquisition.

         Each of the Issuers hereby agrees with the several Purchasers as follows:

         2. Representations and Warranties of the Issuers. The Issuers represent and warrant to, and agree with, the several Purchasers that:

         (a) A preliminary offering circular and an offering circular relating to the Offered Securities to be offered by the Purchasers have been prepared by the Issuers. Such preliminary offering circular and offering circular, as both are supplemented as of the date of this Agreement, together with any other document approved by the Issuers for use in connection with the contemplated resale of the Offered Securities are hereinafter collectively referred to as the "Offering Document." On the date of this Agreement, the Offering Document does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Issuers by any Purchaser through Credit Suisse First Boston Corporation ("CSFBC") specifically for use therein,

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it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

         (b) Each of the Issuers, ERO and each Subsidiary has been duly incorporated and is a validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own its properties and conduct its business as described in the Offering Document; and each of the Issuers, ERO and each Subsidiary is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify could not reasonably be expected to have a material adverse effect upon the condition (financial or other), results of operations, business affairs or business prospects of the Company, taken as a whole (a "Material Adverse Effect").

         (c) All of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each Subsidiary owned by the Issuers or ERO, directly or through subsidiaries, is owned (except as disclosed in the Offering Document) free from liens, encumbrances and defects.

         (d) Each of the Indentures has been duly authorized; the Offered Notes have been duly authorized; and when the Offered Notes are delivered and paid for pursuant to this Agreement on the Closing Date (as defined below), the Indentures will have been duly executed and delivered, such Offered Notes will have been duly executed, authenticated, issued and delivered and will conform in all material respects to the description thereof contained in the Offering Document, and assuming the due authorization, execution and delivery thereof by all parties other than the Issuers, the Indentures and such Offered Notes will constitute valid and legally binding obligations of the Issuers, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether enforceability is considered in a proceeding at law or in equity).

         (e) The Registration Rights Agreements have been duly authorized, executed and delivered by the Issuers (to the extent a party thereto), and conform in all material respects to the descriptions thereof contained in the Offering Document. Assuming the due authorization, execution and delivery thereof by all parties other than the Issuers, the Registration Rights Agreements constitute valid and legally binding obligations of the Issuers (to the extent a party thereto), and are enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether enforceability is considered in a proceeding at law or in equity).

         (f) The Shares have been duly authorized; and when the Shares are delivered and paid for pursuant to this Agreement on the Closing Date, the Shares will have been validly issued, fully paid and nonassessable; the outstanding Holdings Voting Common Stock has been duly authorized and validly issued, is fully paid and nonassessable and conforms in all material respects to the description thereof contained in the Offering Document; and the stockholders of Holdings have no preemptive rights with respect to the Offered Notes or the Shares.

         (g) Except as disclosed in the Offering Document, there are no contracts, agreements or understandings between the Issuers and any person that would give rise to a valid claim against the Issuers or any Purchaser for a brokerage commission, finder's fee or other like payment in connection with the issuance and sale of the Offered Securities.

         (h) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Operative Documents or in connection with the issuance and sale of the Offered Securities by the Issuers, other than those that have been obtained or made, or as may be required under the Securities Act and the Rules and Regulations of the Commission thereunder with respect to the Registration Rights Agreements and the transactions contemplated thereunder and such as may be required by securities or blue sky laws of any state of the United States or of any foreign jurisdiction in connection with the offer and sale of the Offered Securities.

         (i) The execution, delivery and performance by the Issuers of the Operative Documents, and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over either of the Issuers, ERO or any Subsidiary or any of their properties, (ii) any agreement or instrument to which either of the Issuers, ERO or any such Subsidiary is a party or by which either of the Issuers, ERO or any such Subsidiary is bound or to which any of the properties of either of the Issuers, ERO or any such Subsidiary is subject, or (iii) the charter or by-laws of either of the Issuers, ERO or any such Subsidiary, except, in the case of clause (i) or (ii), such breaches, violations or defaults that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect; and each of the Issuers has full corporate power and authority to authorize, issue and sell the Offered Securities to be sold by such Issuer as contemplated by this Agreement.

         (j) The execution, delivery and performance by the Issuers, ERO and each Subsidiary (to the extent a party thereto) of the Merger Agreement and the Credit Agreement dated as of June 12, 1997, among Hedstrom, Credit Suisse First Boston, as agent, and the other lenders party thereto (and the related guarantees and security documents) (collectively, the "Credit Agreement"), will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over either of the Issuers, ERO or any Subsidiary or any of their properties, (ii) any agreement or instrument to which either of the Issuers, ERO or any such Subsidiary is a party or by which either of the Issuers, ERO or any such Subsidiary is bound or to which any of the properties of either of the Issuers, ERO or any such Subsidiary is subject, or (iii) the charter or by-laws of either of the Issuers, ERO or any such Subsidiary, except, in the case of clause (i) or (ii), such breaches, violations or defaults that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         (k) The Merger Agreement and the Credit Agreement have been duly authorized, executed and delivered by the Issuers (to the extent a party thereto) and conform in all material respects to the descriptions thereof in the Offering Document. The Merger Agreement and the Credit Agreement constitute valid and legally binding obligations of the Issuers and each is enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The Issuers have delivered to the Purchasers true and correct copies of the Merger Agreement (and all tender offer documentation filed with the Commission in connection therewith), in the form as originally executed (or filed), and there have been no amendments or waivers to the Merger Agreement (or exhibits and schedules thereto) other than those as to which the Purchasers shall have been advised.

         (l) This Agreement has been duly authorized, executed and delivered by each of the Issuers.

         (m) The Issuers, ERO and the Subsidiaries have good and marketable title to all material real properties and good title to all other material properties and assets owned by each of them, in each case free from liens, encumbrances and defects that would have a Material Adverse Effect; and the Issuers, ERO and the Subsidiaries hold any material leased real or personal property under valid and enforceable leases with no exceptions that would have a Material Adverse Effect.

         (n) The Issuers, ERO and the Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by each of them, except where the failure to possess such certificates, authorities or permits could not reasonably be expected to result in a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Issuers, ERO or any of the Subsidiaries, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (o) No labor dispute with the employees of the Issuers, ERO or any of the Subsidiaries exists or, to the knowledge of the Issuers, is imminent that could reasonably be expected to have a Material Adverse Effect.

         (p) The Issuers, ERO and the Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by each of them, or presently employed by each of them, except where the failure to possess or acquire such intellectual property rights could not reasonably be expected to result in a Material Adverse Effect, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Issuers, ERO or any of the Subsidiaries, could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

         (q) Except as disclosed in the Offering Document, neither the Issuers, ERO nor any of the Subsidiaries is in violation of any applicable statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates


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any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any pending, or to the knowledge of the Issuers, threatened claim relating to any environmental laws, which violation, contamination, liability or claim could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

         (r) Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Issuers, ERO, any of the Subsidiaries or any of their respective properties that, individually or in the aggregate, if determined adversely to the Issuers, ERO or any such Subsidiary, could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, or to materially and adversely affect the ability of either of the Issuers to perform its obligations under any of the Operative Documents or which are otherwise material in the context of the sale of the Offered Securities and no such actions, suits or proceedings are, to the Issuers' knowledge, threatened or contemplated.

         (s) The financial statements of the Issuers included in the Offering Document present fairly the financial position of the Issuers and their consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis, except as noted therein; and the assumptions used in preparing the pro forma financial statements included in the Offering Document provide a reasonable basis for presenting the significant effects directly attributable to the transactions and other events and items described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

         (t) The financial statements of ERO included in the Offering Document present fairly the financial position of ERO and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis, except as noted therein.

         (u) Since the date of the latest respective audited financial statements of the Issuers and ERO included in the Offering Document, there have been no developments or events that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and, except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by the Issuers or ERO on any class of their respective capital stock.

         (v) Neither of the Issuers is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (as amended, the "Investment Company Act"), nor are either of them a closed-end investment company required to be registered, but not registered, thereunder; and neither of the Issuers is and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, neither Issuer will be an "investment company" as defined in the Investment Company Act.



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         (w) No securities of the same class (within the meaning of Rule
144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

         (x) The offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act; and it is not necessary to qualify an indenture in respect of the Offered Securities under the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") other than in connection with the Issuers' obligations under the Registration Rights Agreements.

         (y) Neither the Issuers, nor any of their affiliates, nor any person acting on their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S ("Regulation S") under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(b) of Regulation S. The Issuers, their affiliates and any person acting on their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Issuers have not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement and the Registration Rights Agreement.

         3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Issuers agree to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Issuers, at a purchase price of (i) 97% of the principal amount thereof plus accrued interest, if any, from June 12, 1997 to the Closing Date, the Senior Subordinated Notes set forth opposite the names of the several Purchasers on Schedule A hereto and (ii) $540.7738 per Unit plus the increase in accreted value of the Discount Notes, if any, from June 12, 1997 to the Closing Date, the Units set forth opposite the names of the several Purchasers on Schedule A hereto.

         The Issuers will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global securities in registered form (the "Global Securities") which will be deposited with the applicable Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC except in the limited circumstances described in the Offering Document. Payment for the Offered Securities shall be made by the Purchasers in Federal (same-day) funds by wire transfer to an account in New York previously designated to CSFBC by the Issuers at a bank acceptable to CSFBC, at the office of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, NY 10019-7475 at 10:00 A.M. (New York time), on June 12, 1997, or at such other time not later than seven full business days thereafter as CSFBC and the Issuers determine, such time being herein referred to as the "Closing Date," against delivery to the applicable Trustee as custodian for DTC of the applicable Global Securities representing all of the Offered Securities. The Global Securities will be made available for checking at the


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above office of Cravath, Swaine & Moore (or at another office in New York designated by the Issuers) at least 24 hours prior to the Closing Date.

         4. Representations by Purchasers; Resale by Purchasers. (a) Each Purchaser severally represents and warrants to the Issuers that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

         (b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 or Rule 144A under the Securities Act ("Rule 144A"). Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S."

         Terms used in this subsection (b) have the meanings given to them by Regulation S.

         (c) CSFBC and any other Purchaser authorized by CSFBC may offer and sell Offered Securities in definitive, fully registered form to a limited number of institutions, each of which is reasonably believed by the applicable Purchaser to be an "accredited investor" within the meaning of Rule 501(a)(1),
(2), (3) or (7) under the Securities Act or an entity in which all the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (each, an "Institutional Accredited Investor"); provided, however, that each such Institutional Accredited Investor executes and delivers to such Purchaser and the applicable Issuer, prior to the consummation of any sale of Offered Securities to such Institutional Accredited Investor, an Accredited Investor Letter in substantially the form attached as Annex A to the Offering Document.

         (d) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the

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distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Issuers.

         (e) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or
(ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A. Each Purchaser also severally agrees, in connection with each initial resale of the Offered Securities, to deliver to the purchaser of such Offered Securities either with the confirmation of such resale or otherwise prior to settlement of such resale an Offering Document.

         (f) Each of the Purchasers severally represents and agrees that (i) it has not offered or sold and prior to the date six months after the date of issue of the Offered Securities will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

         5. Certain Agreements of the Issuers. The Issuers agree with the several Purchasers that:

         (a) The Issuers will advise CSFBC promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without CSFBC's consent (which consent shall not be unreasonably withheld). If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any such time to amend or supplement the Offering Document to comply with any applicable law, the Issuers promptly will notify CSFBC of such event and promptly will prepare, at their own expense, an amendment or supplement which will correct such statement or omission or effect such compliance. Neither CSFBC's consent to, nor the

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Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in
Section 6.

         (b) The Issuers will furnish to CSFBC copies of any preliminary offering circular, the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFBC reasonably requests, and the Issuers will furnish to CSFBC on the date hereof four copies of the Offering Document signed by a duly authorized officer of each of the Issuers, one of which will include the independent accountants' reports therein manually signed by such independent accountants. At any time when either of the Issuers is not subject to Section 13 or 15(d) of the Exchange Act, such Issuer will promptly furnish or cause to be furnished to CSFBC (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. Hedstrom will pay the expenses of printing and distributing to the Purchasers all such documents.

         (c) The Issuers will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as CSFBC designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that the Issuers will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.

         (d) During the period of five years hereafter, the Issuers will furnish to CSFBC and, upon request, to each of the other Purchasers, as soon as available, a copy of each report and any definitive proxy statement of either of the Issuers filed with the Commission under the Exchange Act or mailed to stockholders.

         (e) During the period of two years after the Closing Date, the Issuers will, upon request, furnish to CSFBC, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

         (f) During the period of two years after the Closing Date, the Issuers will not, and will not permit any of their affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

         (g) During the period of two years after the Closing Date, neither of the Issuers will be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, and neither of the Issuers is, or will be or become, a closed-end investment company required to be registered, but not registered, under the Investment Company Act.

         (h) Hedstrom will pay all expenses incidental to the performance of the Issuers' obligations under this Agreement and the Indentures, including (i) the fees and expenses of the Trustees and their professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the preparation and printing of this Agreement, the Offered Securities, the Indentures, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities; and (iii) the cost of qualifying the Offered Securities for trading in the Private Offerings, Resale and Trading through Automated Linkages (PORTAL) market and any expenses incidental thereto. The Issuers will also pay or reimburse the Purchasers (to the extent incurred by them) for any reasonable expenses (including reasonable fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions in the United States and Canada as CSFBC designates and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Offered Securities, for all travel expenses of the Issuers' officers and employees and any other expenses of the Issuers in connection with attending or hosting meetings with prospective purchasers of the Offered Securities from the Purchasers and for expenses incurred in distributing preliminary offering circulars and the Offering Document (including any amendments and supplements thereto).

         (i) In connection with the offering, until CSFBC shall have notified the Issuers and the other Purchasers of the completion of the resale of the Offered Securities, neither the Issuers nor any of their affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of their affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither they nor any of their affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

         6. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Issuers herein, to the accuracy of the statements of officers of the Issuers made pursuant to the provisions hereof, to the performance by the Issuers of their obligations hereunder and to the following additional conditions precedent:

         (a) The Purchasers shall have received a letter, dated the date of this Agreement, of Arthur Anderson LLP confirming that they are independent public accountants under Rule 101 of the AICPA's Code of Professional Conduct, and its rulings and interpretations, and to the effect that:

                  (i) on the basis of a reading of the latest available interim financial statements of the Company, inquiries of officials of the Issuers who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                           (A) any material modifications should be made to the
                  unaudited consolidated financial statements included in the Offering Document for them to be in conformity with generally accepted accounting principles;

                           (B) at the date of the latest available balance
                  sheet read by such accountants, or at a subsequent specified date not more than five days prior to the date of this Agreement, there was any change in the capital stock, any increase in short-term indebtedness or long-term debt or any decrease in consolidated net current assets, total assets or stockholders' equity of the Issuers and their consolidated subsidiaries, as compared with amounts shown on the latest balance sheet included in the Offering Document; or

                           (C) for the period of the closing date of the latest
                  income statement included in the Offering Document to the closing date of the latest available income statement read by such accountants, or to a subsequent specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period of the previous year, in consolidated net sales, operating income, net income or in the ratio of earnings to fixed charges;

         except in all cases as set forth in clauses (B) and (C) above for changes, increases or decreases which are described in such letter;

                  (ii) on the basis of specified procedures, including (A) a reading of the unaudited pro forma consolidated financial statements of the Issuers included in the Offering Document; (B) inquiries of certain officials of the Issuers who have responsibility for financial and accounting matters about the basis for the determination of the pro forma adjustments and whether all significant assumptions regarding the 1996 Cost Reduction Plan (as defined in the Offering Document), the Acquisition and the offering of the Offered Securities contemplated by this Agreement had been reflected in the pro forma adjustments; and (C) proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma financial statements referred to in clause
         (A), nothing came to their attention that caused them to believe that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements; and

                  (iii) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Offering Document (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Issuers and their subsidiaries subject to the internal controls of the Issuers' accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

         (b) The Initial Purchasers shall have received a letter, dated the date of this Agreement, of Price Waterhouse LLP confirming that they are independent public accountants under Rule 101 of the AICPA's Code of Professional Conduct, and its rulings and interpretations, and to the effect that:

                  (i) on the basis of a reading of the latest available interim financial statements of ERO, inquiries of officials of ERO who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                           (A) any material modifications should be made to the
                  unaudited consolidated financial statements included in the Offering Document for them to be in conformity with generally accepted accounting principles;

                           (B) at the date of the latest available balance
                  sheet read by such accountants, or at a subsequent specified date not more than five days prior to the date of this Agreement, there was any change in the capital stock, any increase in short-term indebtedness or long-term debt or any decrease in consolidated net current assets, total assets or stockholders' equity of ERO and its consolidated subsidiaries, as compared with amounts shown on the latest balance sheet included in the Offering Document; or

                           (C) for the period of the closing date of the latest
                  income statement included in the Offering Document to the closing date of the latest available income statement read by such accountants, or to a subsequent specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period of the previous year, in consolidated net sales, net operating income, net income or in the ratio of earnings to fixed charges;

         except in all cases as set forth in clauses (B) and (C) above for changes, increases or decreases which are described in such letter; and

                  (ii) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Offering Document (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of ERO and its subsidiaries subject to the internal controls of ERO's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

         (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of CSFBC, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, or (ii) (A) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of either of the Issuers or their subsidiaries, or ERO or its subsidiaries which, in the judgment of a majority in interest of the Purchasers including CSFBC, could result in a prospective Material Adverse Effect and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (B) any downgrading in the rating of any debt securities of either of the Issuers or ERO or any of their respective subsidiaries by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of either of the Issuers, ERO or any of their respective subsidiaries (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (C) any suspension or limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of either of the Issuers on any exchange or in the over-the-counter market; (D) any banking moratorium declared by U.S. Federal or New York authorities; or (E) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Purchasers including CSFBC, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

         (d) The Purchasers shall have received an opinion, dated the Closing Date, of Weil, Gotshal & Manges LLP, counsel for the Issuers, substantially in the form attached hereto as Exhibit A.

         (e) The Purchasers shall have received from Cravath, Swaine & Moore, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Issuers, the validity of the Offered Securities, the Offering Document, the exemption from registration for the offer and sale of the Offered Securities by the Issuers to the several Purchasers and the resales by the several Purchasers as contemplated hereby and other related matters as CSFBC may reasonably require, and the Issuers shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

         (f) The Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of each of the Issuers in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of such Issuer in this Agreement are true and correct, that such Issuer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements in the Offering Document there has been no change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of such Issuer, ERO and any Subsidiary which, in the judgment of a majority in interest of the Purchasers including CSFB could result in a prospective Material Adverse Effect, except as set forth in or contemplated by the Offering Document or as described in such certificate.

         (g) Concurrently with or prior to the issue and sale of the Offered Securities by the Issuers, Hedstrom shall have entered into the Credit Agreement and, to the extent required as of the Closing Date to consummate the Acquisition, the initial borrowings thereunder shall have occurred. The Purchasers shall have received conformed counterparts thereof and all other documents and agreements entered into and received thereunder in connection with the Credit Agreement. There shall exist at and as of the Closing Date (after giving effect to the transactions contemplated by this Agreement and the Acquisition) no condition that would constitute a default (or an event that with notice a lapse of time, or both, would constitute a default) under the Credit Agreement.

         (h) The issuance and sale of the Senior Subordinated Notes and the Units by the Issuers shall be consummated concurrently in accordance with the terms of this Agreement and the description thereof in the Offering Document.

         (i) Concurrently with or prior to the issuance and sale of the Offered Securities by the Issuers, the Issuers shall have consummated an offer to purchase (the "Offer to Purchase") any and all shares of capital stock of ERO in accordance with the Merger Agreement and on terms that conform in all material respects to the description thereof in the Offering Document; the Issuers shall have acquired at least a majority of common stock of ERO; and the Issuers shall have acquired all shares of such capital stock validly tendered and not withdrawn pursuant to such Offer to Purchase. The Purchasers shall have received true and correct copies of all documents pertaining to the Offer to Purchase and the Acquisition and evidence reasonably satisfactory to the Purchasers of the consummation of the Offer to Purchase.

         (j) Concurrently with or prior to the issuance and sale of the Offered Securities by the Issuers, Holdings shall have received $40 million of gross proceeds from the private placement of shares of its non-voting common stock, and Holdings shall have contributed such proceeds (net of fees and expenses) to the equity capital of Hedstrom.

         (k) The Purchasers shall have received letters, dated the Closing Date, of each of Arthur Andersen LLP and Price Waterhouse LLP, which meet the requirements of subsections (a) and (b) of this Section, except that the specified date referred to in such subsection will be a date not more than five days prior to the Closing Date for the purposes of this subsection.

The Issuers will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. CSFBC may in its sole discretion waive on behalf of the Purchaser's compliance with any conditions of the Purchasers hereunder, whether in respect of the Closing Date or otherwise.

         7. Indemnification and Contribution. (a) The Issuers will jointly and severally indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any of the representations and warranties of the Issuers contained herein or any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuers will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Issuers by any Purchaser through CSFBC specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; provided further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary offering circular the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Purchaser that sold the Offered Securities concerned to the person asserting any such losses, claims, damages or liabilities, to the extent that such sale was an initial resale by such Purchaser and any such loss, claim, damage or liability of such Purchaser results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Offering Document (exclusive of any material included therein but not attached thereto) if the Issuers had previously furnished copies thereof to such Purchaser.

         (b) Each Purchaser will severally and not jointly indemnify and hold harmless the Issuers against any losses, claims, damages or liabilities to which the Issuers may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuers by such Purchaser specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Issuers in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Offering Document furnished on behalf of each
Purchaser: the last paragraph at the bottom of the cover page concerning the terms of the offering by the Purchasers, the legends concerning over-allotments and stabilizing on the inside front cover page and the fourth and seventh paragraphs under the caption "Plan of Distribution".

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (in which case, such indemnified party shall be entitled, at its option, to engage at the indemnifying party's cost, separate counsel reasonably satisfactory to the indemnifying party to act on behalf of all indemnified parties in connection with such action), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

         (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuers on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuers bear to the total discounts and commissions received by the Purchasers from the Issuers under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint. Any party entitled to contribution will, promptly after receipt of notice of the commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7(d), notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7(d) or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its prior written consent; provided, however, that such written consent was not unreasonably withheld.

         (e) The obligations of the Issuers under this Section shall be in addition to any liability which the Issuers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Issuers within the meaning of the Securities Act or the Exchange Act.

         8. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, CSFBC may make arrangements satisfactory to the Issuers for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered

Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to CSFBC and the Issuers for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Issuers, except as provided in Section 9. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

         9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Issuers or their officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Issuers or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Issuers shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5 and the respective obligations of the Issuers and the Purchasers pursuant to Section 7 shall remain in effect and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to
Section 8 or the occurrence of any event specified in clause (C), (D) or (E) of Sec tion 6(c)(ii), the Issuers will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

        10. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telecopied and confirmed to the Purchasers, c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, N.Y. 10010, Attention: Investment Banking Department-Transactions Advisory Group, or, if sent to the Issuers, will be mailed, delivered or telegraphed and confirmed to them at:

                  Hedstrom Corporation
                  300 Corporate Center Drive, Suite 110
                  Coraopolis, Pennsylvania 15108
                  Attn:  David Crowley
                  Telephone:  (412) 269-9530
                  Telecopy:   (412) 269-9655

         with copies to:

                  Hicks, Muse, Tate & Furst Incorporated
                  1325 Avenue of the Americas, 25th Floor
                  New York, New York  10019
                  Attn:  Alan B. Menkes
                  Telephone:  (212) 424-1400
                  Telecopy:   (212) 424-1450

                  Hicks, Muse, Tate & Furst Incorporated
                  200 Crescent Court, Suite 1600
                  Dallas, Texas 75201
                  Attn:  Lawrence D. Stuart, Jr.
                  Telephone:  (214) 740-7300
                  Telecopy:   (214) 740-7313

                  Weil, Gotshal & Manges LLP
                  100 Crescent Court
                  Suite 1300
                  Dallas, Texas  75201-6950
                  Attn:  Glenn D. West
                  Telephone:  (214) 746-7700
                  Telecopy:   (214) 746-7777

                  Alan Plotkin, Esq.
                  18 East 48th Street
                  New York, NY 10012
                  Telephone:  (212) 758-2008
                  Telecopy:   (212) 758-2268

provided, however, that any notice to a Purchaser pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

         11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Issuers as if such holders were parties thereto.

         12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         13. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         The Issuers hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         If the foregoing is in accordance with the Purchasers' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Issuers and the several Purchasers in accordance with its terms.



                                      Very truly yours,

                                      HEDSTROM CORPORATION,


                                      By: /s/ ANDREW S. ROSEN
                                         ------------------------------
                                         Name: Andrew S. Rosen
                                         Title:


                                      HEDSTROM HOLDINGS, INC.,



                                      By: /s/ ANDREW S. ROSEN
                                         ------------------------------
                                         Name: Andrew S. Rosen
                                         Title:


The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.


CREDIT SUISSE FIRST BOSTON CORPORATION
SOCIETE GENERALE SECURITIES CORPORATION
UBS SECURITIES LLC

By   CREDIT SUISSE FIRST BOSTON CORPORATION


     By: /s/ SEAN P. MADDEN
        -----------------------------------
        Name: Sean P. Madden
        Title:

                                   Schedule A




                                  Principal Amount of
                                  Senior Subordinated
        Purchaser                       Notes               Number of Units
        ---------                       -----               ---------------
Credit Suisse First Boston            $77,000,000             31,228.40
Corporation

Societe Generale Securities           $16,500,000              6,691.80
Corporation

UBS Securities LLC                    $16,500,000              6,691.80